Exhibit 23(a)

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-05629) and related Prospectus and in the Registration Statements (Forms S-8 No. 33-16257, No. 33-51653, No. 33-54689, No. 33-59099, and No.
333-34175) of Thomas Industries Inc. of our report dated February 11, 1998, with respect to the consolidated financial statements and schedule of Thomas Industries Inc. and subsidiaries included in the Annual Report (Form 10-K) for the years ended December 31, 1997 and 1996.




                                                 /s/ Ernst & Young LLP


Louisville, Kentucky
March 16, 1998